Exhibit 5
                      [Letterhead of Baker & Botts, L.L.P.]


Battle Mountain Gold Company                                       July 12, 1996
333 Clay Street, 42nd Street
Houston, Texas 77002-4103

Gentlemen:

                  As set forth in the Registration Statement on Form S-3 (Registration No. 333-06305) (the "Registration Statement") filed by Battle Mountain Gold Company, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 148,617,459 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), certain legal matters in connection with the Shares are being passed upon for the Company by us. The Shares are subject to issuance upon the exchange or redemption of exchangeable shares (the "Exchangeable Shares") of Hemlo Gold Mines Inc., an Ontario corporation ("Hemlo Gold"), which are to be issued pursuant to the terms of the Combination Agreement by and between the Company and Hemlo Gold dated as of March 11, 1996, as amended and restated (the "Combination Agreement"),such exchange or redemption to be in accordance with
(i) the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares set forth in Appendix A to the Plan of Arrangement in the form of Exhibit 1.1 to the Combination Agreement (the "Exchangeable Share Provisions"), and (ii) the Voting, Support and Exchange Trust Agreement in the form of Exhibit 1.1(b)(i) to the Combination Agreement (the "Trust Agreement"). At your request, this opinion of counsel is being furnished to you for filing as
Exhibit 5 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Articles of Incorporation and Amended Bylaws, each as amended to date, and the proposed amendments to the Company's Restated Articles of Incorporation set forth in Exhibit 1.1(b)(i) to the Combination Agreement (the "Amendments") and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

                                       -2-

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada.

         2. Following and subject to approval and adoption of the Combination Agreement and the transactions contemplated thereby, including the Amendments, by the stockholders of the Company as provided in the Combination Agreement and the filing of the Amendments with the Secretary of State of the State of Nevada, upon issuance in accordance with the terms of the Exchangeable Share Provisions or the Trust Agreement, as the case may be, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  To the extent that the opinions expressed herein involve the laws of the State of Nevada, we have relied upon the opinion of even date herewith addressed to you of Messrs. Marshall Hill Cassas & de Lipkau.

                                                           Very truly yours,

                                                           BAKER & BOTTS, L.L.P.


                [LETTERHEAD OF MARSHALL, HILL, CASSAS & de LIPKAU]

                                                                   July 12, 1996

Battle Mountain Gold Company
333 Clay Street, 42nd Street
Houston, Texas 77002-4103

Gentlemen:

                  As set forth in the Registration Statement on Form S-3 (Registration No. 333-06305) (the "Registration Statement") filed by Battle Mountain Gold Company, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 148,617,459 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), certain legal matters in connection with the Shares are being passed upon for the Company by us. The Shares are subject to issuance upon the exchange or redemption of exchangeable shares (the "Exchangeable Shares") of Hemlo Gold Mines Inc., an Ontario corporation ("Hemlo Gold"), which are to be issued pursuant to the terms of the Combination Agreement by and between the Company and Hemlo Gold dated as of March 11, 1996, as amended and restated (the "Combination Agreement"),such exchange or redemption to be in accordance with
(i) the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares set forth in Appendix A to the Plan of Arrangement in the form of Exhibit 1.1 to the Combination Agreement (the "Exchangeable Share Provisions"), and (ii) the Voting, Support and Exchange Trust Agreement in the form of Exhibit 1.1(b)(i) to the Combination Agreement (the "Trust Agreement"). At your request, this opinion of counsel is being furnished to you for filing as
Exhibit 5 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Articles of Incorporation and Amended Bylaws, each as amended to date, and the proposed amendments to the Company's Restated Articles of Incorporation set forth in Exhibit 1.1(b)(i) to the Combination Agreement (the "Amendments") and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
                                      -2-

                  1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada.

                  2. Following and subject to approval and adoption of the Combination Agreement and the transactions contemplated thereby, including the Amendments, by the stockholders of the Company as provided in the Combination Agreement and the filing of the Amendments with the Secretary of State of the State of Nevada, upon issuance in accordance with the terms of the Exchangeable Share Provisions or the Trust Agreement, as the case may be, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     This opinion is rendered as of the date hereof and is limited to matters of Nevada corporate law. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any applicable federal or state securities laws. We consent to allow Baker & Botts, L.L.P. to rely upon this opinion in connection with their opinion addressed to you of even date hereof.

                                            Very truly yours,

                                            MARSHALL, HILL, CASSAS & de LIPKAU